Exhibit 99.1

Avago Technologies Limited Announces First Quarter

Fiscal Year 2012 Financial Results

•	Net revenue down 10 percent sequentially to $563 million, up 2 percent from Q1 last year

•	GAAP gross margin of 48.0 percent; Non-GAAP gross margin of 50.6 percent

•	GAAP earnings per diluted share of $0.50; Non-GAAP earnings per diluted share of $0.62

SAN JOSE, Calif., and SINGAPORE – February 22, 2012 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for the first quarter of its fiscal year 2012, ended January 29, 2012, and provided guidance for the second quarter of its fiscal year 2012.

First Quarter Fiscal Year 2012 GAAP Results

Net revenue was $563 million, a decrease of 10 percent compared with the previous quarter, and up 2 percent from the same quarter last year.

Gross margin was $270 million, or 48.0 percent of net revenue. This compares with gross margin of $304 million, or 48.8 percent of net revenue last quarter, and gross margin of $271 million, or 49.3 percent of net revenue in the same quarter last year.

Operating expenses were $138 million. This compares with $145 million in the prior quarter and $129 million in the same quarter the previous year.

Income from operations was $132 million. This compares with $159 million in the prior quarter and $142 million in the same quarter last year.

First quarter net income was $125 million, or $0.50 per diluted share. This compares with net income of $154 million, or $0.61 per diluted share last quarter, and net income of $119 million, or $0.48 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the first quarter was $819 million, compared to $829 million at the end of the prior quarter.

The Company generated $139 million in cash from operations in the first quarter and spent $47 million on capital expenditures. During the quarter the Company also repurchased and cancelled approximately 2.6 million ordinary shares for an aggregate purchase price of $79 million. In addition, on December 30, 2011 the Company paid a quarterly cash dividend of 12 cents ($0.12) per ordinary share, totaling approximately $29 million.

First Quarter Fiscal Year 2012 Non-GAAP Results

Gross margin was $285 million, or 50.6 percent of net revenue. This compares with gross margin of $319 million, or 51.2 percent of net revenue last quarter, and gross margin of $286 million, or 52.0 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces First Quarter Fiscal Year 2012 Financial Results

Income from operations was $163 million. This compares with $191 million in the prior quarter and $169 million in the same quarter the previous year.

Net income was $156 million, or $0.62 per diluted share. This compares with net income of $186 million, or $0.73 per diluted share last quarter, and net income of $165 million, or $0.65 per diluted share in the same quarter last year.

First Quarter Fiscal Year 2012 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q1 12	Q4 11	Q1 11	Q/Q		Y/Y
Net Revenue	$563	$623	$550		-10%		+2%
Gross Margin	50.6%	51.2%	52.0%		-60bps		-140bps
Operating Expenses	$122	$128	$117	-$	6	+$	5
Net Income	$156	$186	$165	-$	30	-$	9
Earnings Per Share—Diluted	$0.62	$0.73	$0.65	-$	0.11	-$	0.03

“During the first fiscal quarter, Wireless was much better than normal seasonality due to strength of certain OEM winners while Industrial was down as a result of inventory reductions in our channel and continued weak demand,” said Hock Tan, President and CEO of Avago Technologies Limited. “For the second quarter, we believe we will see modest revenue growth led by Wired Infrastructure as well as a stabilizing Industrial market.”

Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q1 12	Q4 11	Q1 11	Q/Q	Y/Y
Wireless Communications	45	42	37	-2%	26%
Wired Infrastructure	29	28	28	-8%	6%
Industrial & Automotive	20	26	30	-29%	-31%
Consumer & Computing Peripherals	6	4	5	27%	14%

Key Statistics	Q1 12	Q4 11	Q1 11
(Dollars in millions)
Cash From Operations	$139	$195	$67
Depreciation	$18	$19	$21
Amortization	$19	$20	$20
Capital Expenditures	$47	$37	$32
Days Sales Outstanding	50	48	48
Inventory Days On Hand	63	58	70

2

Avago Technologies Limited Announces First Quarter Fiscal Year 2012 Financial Results

Second Quarter Fiscal Year 2012 Business Outlook

Based on current business trends and conditions, the outlook for the second quarter of fiscal year 2012, ending April 29, 2012, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Up 1% to 4%		Up 1% to 4%
Gross Margin	47.5% plus/minus 75bps	$17M	50.8% plus/minus 75bps
Operating Expenses	$142M	$18M	$124M
Interest and Other	$0M		$0M
Taxes	$7M		$7M
Diluted Share Count	251M	3M	254M

Reconciling items include $14 million of amortization of acquisition-related intangibles, $2 million of share-based compensation expense and $1 million of restructuring charges at the Gross Margin line, and $5 million of amortization of acquisition-related intangibles, $12 million of share-based compensation and $1 million of restructuring charges at the Operating Expenses line.

Capital expenditures for the second quarter are expected to be in the range of $52 million to $57 million. For the second quarter depreciation is expected to be $19 million and amortization is expected to be $19 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or mergers and acquisitions activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the Morgan Stanley Technology, Media and Telecom Conference in San Francisco on February 28, 2012. This presentation will be webcast and available for replay on the “Investors” section of Avago’s website at www.avagotech.com.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the first quarter of fiscal year 2012, and to provide guidance for the second quarter of fiscal year 2012, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 800-659-2056; International +1-617-614-2714. The passcode is 62281881. A replay of the call will be available through February 29, 2012. To access the replay dial 888-286-8010; International +1-617-801-6888 and reference the passcode: 29739115. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges and debt extinguishment losses. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this

3

Avago Technologies Limited Announces First Quarter Fiscal Year 2012 Financial Results

information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics and consumer and computing peripherals.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; loss of our significant customers; our ability to maintain gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses associated with resolving customer product and warranty and indemnification claims; currency fluctuations; our ability to achieve the growth prospects and synergies expected from our acquisitions; delays, challenges and expenses associated with integrating acquired companies with our existing businesses; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our 2011 Annual Report on Form 10-K filed on December 16, 2011 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Thomas Krause, 408-435-7400

VP Corporate Development

investor.relations@avagotech.com

4

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS—UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended
	January 29, 2012	October 30, 2011	January 30, 2011
Net revenue	$563	$623	$550
Cost of products sold:
Cost of products sold	279	305	265
Amortization of intangible assets	14	14	14

Total cost of products sold	293	319	279

Gross margin	270	304	271
Research and development	82	83	73
Selling, general and administrative	50	55	50
Amortization of intangible assets	5	6	6
Restructuring charges	1	1	—

Total operating expenses	138	145	129

Income from operations	132	159	142
Interest expense	(1)	—	(3)
Loss on extinguishment of debt	—	—	(19)
Other expense, net	(1)	—	—

Income before income taxes	130	159	120
Provision for income taxes	5	5	1

Net income	$125	$154	$119

Net income per share:
Basic	$0.51	$0.63	$0.49
Diluted	$0.50	$0.61	$0.48
Shares used in per share calculations:
Basic	245	246	242
Diluted	250	252	250
Share-based compensation included in:
Cost of products sold	$1	$1	$1
Research and development	4	4	3
Selling, general and administrative	6	6	3

Total share-based compensation	$11	$11	$7

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY —UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Quarter ended
	January 29, 2012	October 30, 2011	January 30, 2011
Net revenue	$563	$623	$550
Gross margin	$285	$319	$286
% of net revenue	51%	51%	52%
Research and development	$78	$79	$70
Selling, general and administrative	$44	$49	$47
Total operating expenses	$122	$128	$117
% of net revenue	22%	21%	21%
Income from operations	$163	$191	$169
Interest expense	$(1)	$—	$(3)
Net income	$156	$186	$165
Net income per share—diluted	$0.62	$0.73	$0.65
Shares used in per share calculation—diluted	253	255	254

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation, restructuring charges, and loss on extinguishment of debt.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP—UNAUDITED

(IN MILLIONS)

	Quarter ended
	January 29,	October 30,	January 30,
	2012	2011	2011
Net income on GAAP basis	$125	$154	$119
Amortization of intangible assets	19	20	20
Share-based compensation expense	11	11	7
Restructuring charges	1	1	—
Loss on extinguishment of debt	—	—	19

Net income on Non-GAAP basis	$156	$186	$165

Gross margin on GAAP basis	$270	$304	$271
Amortization of intangible assets	14	14	14
Share-based compensation expense	1	1	1

Gross margin on Non-GAAP basis	$285	$319	$286

Research and development on GAAP basis	$82	$83	$73
Share-based compensation expense	4	4	3

Research and development on Non-GAAP basis	$78	$79	$70

Selling, general and administrative on GAAP basis	$50	$55	$50
Share-based compensation expense	6	6	3

Selling, general and administrative on Non-GAAP basis	$44	$49	$47

Total operating expenses on GAAP basis	$138	$145	$129
Amortization of intangible assets	5	6	6
Share-based compensation expense	10	10	6
Restructuring charges	1	1	—

Total operating expenses on Non-GAAP basis	$122	$128	$117

Income from operations on GAAP basis	$132	$159	$142
Amortization of intangible assets	19	20	20
Share-based compensation expense	11	11	7
Restructuring charges	1	1	—

Income from operations on Non-GAAP basis	$163	$191	$169

Shares used in per share calculation—diluted on GAAP basis	250	252	250
Non-GAAP adjustment	3	3	4

Shares used in per share calculation—diluted on Non-GAAP basis(1)	253	255	254

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS—UNAUDITED

(IN MILLIONS)

	January 29, 2012	October 30, 2011 (1)
ASSETS
Current assets:
Cash and cash equivalents	$819	$829
Trade accounts receivable, net	308	328
Inventory	193	194
Other current assets	52	42

Total current assets	1,372	1,393
Property, plant and equipment, net	354	316
Goodwill	177	177
Intangible assets, net	480	499
Other long-term assets	61	61

Total assets	$2,444	$2,446

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$222	$221
Employee compensation and benefits	51	89
Capital lease obligations—current	2	2
Other current liabilities	39	38

Total current liabilities	314	350
Long-term liabilities:
Capital lease obligations—non-current	3	4
Other long-term liabilities	87	86

Total liabilities	404	440
Shareholders’ equity:
Ordinary shares, no par value	1,416	1,479
Retained earnings	621	525
Accumulated other comprehensive income	3	2

Total shareholders’ equity	2,040	2,006

Total liabilities and shareholders’ equity	$2,444	$2,446

(1)	Amounts for the year ended October 30, 2011 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—UNAUDITED

(IN MILLIONS)

	Quarter ended
	January 29, 2012	October 30, 2011	January 30, 2011
Cash flows from operating activities:
Net income	$125	$154	$119
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37	39	41
Loss on extinguishment of debt	—	—	5
Impairment of investment and loan receivable from investee	2	—	—
Share-based compensation	11	11	7
Tax benefits of share-based compensation	—	6	8
Excess tax benefits from share-based compensation	—	(6)	(2)
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	20	(43)	(5)
Inventory	1	6	(14)
Accounts payable	(8)	23	(30)
Employee compensation and benefits	(38)	1	(31)
Other current assets and current liabilities	(10)	12	(31)
Other long-term assets and long-term liabilities	(1)	(8)	—

Net cash provided by operating activities	139	195	67

Cash flows from investing activities:
Purchase of property, plant and equipment	(47)	(37)	(32)
Acquisitions and investments, net of cash acquired	—	—	(9)
Loan receivable from cost method investee	—	(1)	—

Net cash used in investing activities	(47)	(38)	(41)

Cash flows from financing activities:
Proceeds from government grants	1	—	—
Debt repayments	—	—	(230)
Payments on capital lease obligations	—	(1)	(1)
Issuance of ordinary shares	5	15	22
Repurchases of ordinary shares	(79)	(25)	—
Excess tax benefits from share-based compensation	—	6	2
Dividend payments to shareholders	(29)	(27)	(17)

Net cash used in financing activities	(102)	(32)	(224)

Net increase (decrease) in cash and cash equivalents	(10)	125	(198)
Cash and cash equivalents at the beginning of period	829	704	561

Cash and cash equivalents at end of period	$819	$829	$363